SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 1999


                               Perini Corporation
               ___________________________________________________
               (Exact name of registrant as specified in charter)



Massachusetts                 1-6314                         04-1717070

(State or other     (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
incorporation)

              73 Mt. Wayte Avenue, Framingham, Massachusetts 01701
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (508) 628-2000

  (Former name or former address, if changed since last report) Not applicable

ITEM 5.  OTHER EVENTS.

        On July 14, 1999, Perini Corporation issued the following Press Release:

               Perini Announces Commencement of Rincon Foreclosure



        Framingham, MA -- Perini Corporation (AMEX:PCR) announced today that the nonbinding agreement between the Company's real estate subsidiary, Perini Land and Development Company ("PL&D"), the Managing General Partner of Rincon Center Associates ("RCA"), and the lenders to Rincon Center, a mixed-use property in San Francisco, will not be implemented because of the failure to obtain agreement of all necessary parties. The lenders have issued formal notices of default. Under California law, the notices filed on July 9, 1999, allow for a 90-day period during which any default under the loans could be remedied. Absent a cure, the property can then be sold in foreclosure.

        Management anticipates that these proceedings will result in a write-down by the Company of its $81 million investment in Rincon Center. In addition, the waiver by the Company's bank group of the default arising from the maturity of the Rincon loan has expired. Management has requested a renewal of that waiver.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     Perini Corporation



Dated:  July 15, 1999                       By:      /s/ Robert Band
                                                     Robert Band
                                                     President and Chief
                                                     Executive Officer